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EXHIBIT 99.1


FOR IMMEDIATE RELEASE

Contacts:

At Cambridge Heart                 At Feinstein Kean Healthcare
Robert Palardy, ext. 231           Michael Lawson
781-271-1200                       617-761-6765
WWW.CAMBRIDGEHEART.COM


            CAMBRIDGE HEART RAISES $2.75 MILLION IN EQUITY FINANCING

    -- FUNDS TO BE USED FOR SALES FORCE EXPANSION AND MARKETING ACTIVITIES --

BEDFORD, MA--DECEMBER 28, 2001 -- Cambridge Heart, Inc. (NASDAQ:CAMH) today announced that, effective December 21, 2001, the Company raised $2.75 million of equity capital through a private placement of Common Stock with two investors led by The Tail Wind Fund Ltd. a worldwide investor in emerging growth companies.

Under the terms of the financing, Cambridge Heart, Inc. will receive $2.75 million for the sale of 1,580,459 unregistered shares of Cambridge Heart Common Stock. The investors will also receive warrants to purchase an additional 632,184 shares at an exercise price of $2.28, the market closing price on December 20, 2001. The Company has agreed to file with the Securities and Exchange Commission a registration statement for all shares of Common Stock issued and the stock underlying all warrants. The Company intends to use the proceeds of the offering to fund the ongoing expansion of its U.S. direct sales organizations, as well as, continue to promote the broad clinical use of its Microvolt T-Wave Alternans Test as a diagnostic tool for the identification of patients at risk of sudden cardiac death.

"I am extremely pleased that this financing has been accomplished exclusively with long term shareholders who have chosen to expand their investment in Cambridge Heart," stated David A. Chazanovitz, President and CEO of Cambridge Heart, Inc. "It is a vote of confidence in the market opportunity presented by our Microvolt T-Wave Alternans technology that these knowledgeable investors have taken a larger stake in our Company. The funds will strengthen our Balance Sheet and enable us to continue our sales and marketing expansion as we continue the task of identifying individuals at risk of Sudden Cardiac Death."

A spokesman for the Tail Wind Fund said, "The data we have reviewed suggest that Cambridge Heart's test could be used on a large category of people to help to determine who might be at risk of sudden cardiac arrest, and therefore who might (and who might not) benefit from an implantable cardioverter

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defibrillator. Unlike an electrophysiology study , Cambridge Heart's test is non-invasive. It has been approved by the U.S. Food and Drug Administration and we think the level of reimbursement recently granted should help the Company to achieve accelerated commercialization."

Additionally, the Company received approximately $1 million of additional funds from the issuance of shares of common stock pursuant to the exercise of previously issued warrants. The Company had entered into an agreement with the holder of each of these warrants to reduce the exercise price of the warrants to $1.50 per share in exchange for the holder's agreement to exercise the warrant, and pay the warrant exercise price to the Company, no later than December 26, 2001.

ABOUT THE CAMBRIDGE HEART MICROVOLT T-WAVE ALTERNANS TEST

The Cambridge Heart Microvolt T-Wave Alternans Test measures extremely subtle beat-to-beat fluctuations in a person's heartbeat called T-wave alternans. These tiny heartbeat variations - measured at one millionth of a volt - are detected during a typical treadmill or bicycle exercise stress test by proprietary sensors placed on a patient's chest. Extensive clinical research has shown that patients with symptoms of or at risk of life threatening arrhythmias who test positive for T-wave alternans are at significant risk for subsequent sudden cardiac events including sudden death.

ABOUT CAMBRIDGE HEART, INC.

Cambridge Heart is engaged in the research, development and commercialization of products for the non-invasive diagnosis of cardiac disease. Using innovative technologies, the Company is addressing such key problems in cardiac diagnosis as the identification of those at risk of sudden cardiac arrest, the early detection of coronary artery disease, and the prompt and accurate diagnosis of heart attack. The Company, started in 1992, is based in Bedford, Mass., and is traded on the NASDAQ/NMS under the symbol CAMH. Cambridge Heart can be found on the World Wide Web at www.cambridgeheart.com.


STATEMENTS CONTAINED IN THIS PRESS RELEASE ABOUT ANTICIPATED REVENUE GROWTH, AND ALL OTHER STATEMENTS THAT ARE NOT PURELY HISTORICAL, ARE FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE SAFE HARBOR PROVISIONS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. IN SOME CASES, WE USE WORDS SUCH AS "BELIEVES", "EXPECTS", "ANTICIPATES", "PLANS", "ESTIMATES" AND SIMILAR EXPRESSIONS THAT CONVEY UNCERTAINTY OF FUTURE EVENTS OR OUTCOMES TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED BY THESE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE FAILURE TO OBTAIN FUNDING NECESSARY TO DEVELOP OR ENHANCE OUR TECHNOLOGY, ADVERSE RESULTS IN FUTURE CLINICAL STUDIES OF OUR TECHNOLOGY, FAILURE TO OBTAIN OR MAINTAIN PATENT PROTECTION FOR OUR TECHNOLOGY, FAILURE TO OBTAIN OR MAINTAIN ADEQUATE LEVELS OF THIRD-PARTY REIMBURSEMENT FOR USE OF OUR PRODUCTS AND OTHER FACTORS IDENTIFIED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K UNDER "FACTORS WHICH MAY AFFECT FUTURE RESULTS", WHICH IS ON FILE WITH THE SEC. IN ADDITION, ANY FORWARD-LOOKING STATEMENTS REPRESENT OUR ESTIMATES ONLY AS OF TODAY AND SHOULD NOT BE RELIED UPON AS REPRESENTING OUR ESTIMATES AS OF ANY SUBSEQUENT DATE. WHILE WE MAY ELECT TO UPDATE FORWARD-LOOKING STATEMENTS AT SOME POINT IN THE FUTURE, WE SPECIFICALLY DISCLAIM ANY OBLIGATION TO DO SO, EVEN IF OUR ESTIMATES CHANGE.

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